UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 25, 2014

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

909 Fannin, Suite 1850

Houston, Texas, 77010

(Address of principal executive offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(1) On August 25, 2014, Mr. William C. Rankin notified the Board of Directors (the “Board”) of GeoMet, Inc. (the “Company”) that he will resign from his positions as (i) President and Chief Executive Officer of the Company, (ii) Director of the Board, (iii) manager of GeoMet Gathering Company, LLC, an Alabama limited liability company and wholly-owned subsidiary of the Company (“GeoMet Gathering”), and (iv) President and Director of GeoMet Operating Company, Inc., an Alabama corporation and wholly-owned subsidiary of the Company (“GeoMet Operating”), effective in each case as of August 31, 2014. His resignation is not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

(b)(2) On August 25, 2014, Mr. Brett S. Camp notified the Board that he will resign from his positions as (i) Senior Vice President—Operations of the Company, (ii) manager of GeoMet Gathering, and (iii) Senior Vice President—Operations, Assistant Secretary, and Director of GeoMet Operating, effective in each case as of August 31, 2014. His resignation is not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

(b)(3) On August 25, 2014, Mr. Stephen M. Smith notified the Board that he will resign from his positions as (i) Secretary and Treasurer of the Company, and (ii) Secretary and Treasurer of GeoMet Operating, effective in each case as of August 31, 2014. His resignation is not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

(b)(4) On August 25, 2014, Ms. Rosanna Penrod notified the Board that she will resign from her position as Assistant Secretary of GeoMet Operating, effective as of August 31, 2014. Her resignation is not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

(b)(5) On August 25, 2014, Mr. W. Howard Keenan, Jr. notified the Board that he will resign from his position as Director of the Board, effective as of August 31, 2014. His resignation is not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

(b)(6) On August 25, 2014, Mr. Gary S. Weber notified the Board that he will resign from his position as Director of the Board, effective as of August 31, 2014. Mr. Weber was on the Audit Committee of the Board at the time of his resignation. His resignation is not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

(c)(1) The Board has appointed Mr. Michael Y. McGovern as President and Chief Executive Officer of the Company, effective in each case as of September 1, 2014. Mr. McGovern will serve in such roles until he resigns or is terminated. Mr. McGovern is 62 years old. He is currently the Chairman of the Board, and he has held such role since April 30, 2012. Mr. McGovern’s experience includes oil and gas exploration and development, natural gas trading, and chemicals manufacturing and distribution. He has been involved in the energy business since 1975, primarily as the chief executive officer of the following public companies: Pioneer Companies, Inc., Coho Energy, Inc., Edisto Resources Corporation, Convest Energy, Ironstone Group, Inc. (formerly OXOCO, Inc.), and American National Petroleum.

(e)(1) The Company has entered into a Retention Bonus and Severance Agreement with Mr. Tony Oviedo, as Chief Financial Officer of the Company, to be effective on September 1, 2014 (the “Agreement”). Following the sale of substantially all of the Company’s assets in May 2014, the Board now currently anticipates that the Company will enter into either a business combination/merger or a dissolution and distribution of its remaining assets in accordance with applicable law. In order to facilitate this next step, the Board has determined that it is essential and in the best interest of the Company to enter into the Agreement. Mr. Oviedo’s base salary will be $12,500.00 semi-monthly, and the Agreement has a retention bonus of $120,000.00 to be paid if Mr. Oviedo remains with the Company through August 31, 2015 or if he experiences a Qualifying Termination, as defined in the Agreement, prior to such date. A copy of the Agreement is attached as Exhibit 10.1.

SECTION 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

10.1	Retention Bonus and Severance Agreement.

99.1	Resignation letters, dated August 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)
Dated: August 27, 2014	By:	/s/ Tony Oviedo
	Name:	Tony Oviedo
	Title:	Senior Vice President, Chief Financial Officer,
Chief Accounting Officer and Controller

Exhibit Index

Exhibit Number	Title of Document

10.1	Retention Bonus and Severance Agreement.

99.1	Resignation letters, dated August 25, 2014.